UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011

SIERRA RESOURCE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-25301	88-0413922
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9550 S. Eastern Avenue, Suite 253, Las Vegas, Nevada 89123
 (Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (702) 462-7285

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A is being filed solely to correct errors in Section 8.01 of the Current Report on Form 8-K of Sierra Resource Group, Inc. (referred to herein as “we”, “our” or “us”) filed on January 19, 2011.

Section 8-Other Events

Item 8.01.  Other Events

In our previous filings with the Securities and Exchange Commission (“SEC”), we disclosed that on April 23, 2010, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Medina Property Group LLC, a Florida limited liability company (“Medina”) and that this transaction closed on June 21, 2010. As disclosed in our previous filings with the SEC, the purchase price included the issuance of 12,750,000 shares of common stock by the Company to Medina or its assignees. In addition, in our Definitive Form 14C filing on May 17, 2010, we disclosed a 5-for-1 forward split of our stock.

On January 19, 2011, we erroneously reported that Medina returned to treasury an aggregate of 45,070,000 restricted shares of our common stock which we reissued to Medina’s assignees.  In fact, the number of post-split shares to be issued pursuant to the Purchase Agreement was 63,750,000. Although our company issued a share certificate to Medina, Medina did not accept this certificate, and it never became our controlling shareholder. Instead, on August 9, 2010, our board of directors acknowledged the error and directed our transfer agent to cancel the certificate issued to Medina and to issue the shares to Medina and its assignees, each of whom had entered into a subscription agreement directly with our company.  We have no reason to believe any person took a controlling interest in our company by reason of this transaction.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIERRA RESOURCE GROUP, INC.

Date: January 20, 2011	By:	/s/ R. Patrick Champney
R. Patrick Champney
Chief Executive Officer